                                                                   Exhibit 10.10

                  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
                 CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL
                    PORTIONS HAVE BEEN FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.


                         AIRLINE PARTICIPATION AGREEMENT



                                  BY AND AMONG



                            NORTHWEST AIRLINES, INC.,



                           priceline.com Incorporated



                                       AND



                             PRICELINE TRAVEL, INC.



                                     DATED:



                                 October 2, 1998




[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------


                                TABLE OF CONTENTS


ARTICLE 1.   Terms and Conditions Relating to Airline Tickets..................1

ARTICLE 2.   Confidentiality and Related Matters...............................4

ARTICLE 3.   Reporting.........................................................5

ARTICLE 4.   Proprietary Marks.................................................6

ARTICLE 5.   PriceLine Ticket Reservations, Bookings,
             Payment and Fulfillment...........................................6

ARTICLE 6.   PriceLine Ticket Allocation Methodology...........................8

ARTICLE 7.   PriceLine Customer Service; Joint Marketing.......................8

ARTICLE 8.   Term of Agreement.................................................9

ARTICLE 9.   Indemnification...................................................9

ARTICLE 10.  No Exclusivity...................................................10

ARTICLE 11.  Taxes and the Payment Thereof....................................10

ARTICLE 12.  General Provisions...............................................11

ATTACHMENT A..................................................................16

ATTACHMENT B..................................................................17


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          THIS AIRLINE PARTICIPATION AGREEMENT ("Agreement'), dated October 2,1998, is by and among NORTHWEST AIRLINES, INC., a Minnesota corporation, with its principal place of business at 5101 Northwest Drive, St. Paul, MN 5111-3034 (the "Airline"), and priceline.com Incorporated, a Delaware limited liability company with an address at 5 High Ridge Park, Stamford, Connecticut 06905 ("priceline.com"), and PriceLine Travel, Inc., a Delaware corporation with an address at 5 High Ridge Park, Stamford, Connecticut 06905 ("PriceLine Travel and, together with priceline.com, being collectively referred to herein as "PriceLine")

                                   WITNESSETH

          WHEREAS, PriceLine provides an electronic service via the Internet that allows consumers to purchase airline tickets at an offer price determined by the consumer (the "PriceLine Service"). The consumer identifies the origin and destination and departure and return dates for travel and the price the consumer is willing to pay for the travel. PriceLine then determines if seats are available at an appropriate price. If such seats are available, PriceLine Travel will issue a ticket on the applicable carrier.

          WHEREAS, The Airline desires to participate in the PriceLine Service and, in connection therewith, will provide access to the Airline's inventory at pricing for the origin and destination pairs (each, an "O&D") as determined by the Airline in accordance with the terms and conditions set forth in this Agreement.

          WHEREAS, PriceLine desires to include the Airline as a participating carrier in the PriceLine Service and to have access to such inventory in accordance with the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:


 ARTICLE 1  TERMS AND CONDITIONS RELATING TO AIRLINE TICKETS


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          1.1 The Airline shall make available to PriceLine inventory and pricing of O&Ds as determined by the Airline in accordance with the terms and conditions set forth in this Agreement. As such, for each O&D that the Airline chooses to make available, the Airline shall provide PriceLine with an Unpublished Fare consisting of the base fare and the federal excise tax applicable thereto pursuant to sections 4261(a) and 4261(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provisions (the "Unpublished Fare"). It is expressly understood and agreed that the Airline makes no commitment whatsoever, regarding the level of inventory, the number of such O&Ds or the level of specific pricing of Unpublished Fares, except that, when any Unpublished Fares are made available, such will be communicated by the Airline to PriceLine under the procedures identified in Attachment A, annexed hereto and made a part hereof. Availability of seats is at the sole discretion of the Airline, and any inventory communicated to PriceLine may be decreased or withdrawn by Airline at any time before a sale thereof by PriceLine

          1.2 All tickets issued by PriceLine for carriage on Airline (each, a "PriceLine Ticket") shall be subject to the following restrictions (the "Restrictions"):

               1.2.1 All PriceLine Tickets will be non-refundable, non-endorsable and nonchangeable;

               1.2.2 All travel will be round-trip with no stopovers or open-jaw travel permitted;

               1.2.3 Frequent Flyer mileage and upgrades will not be permitted; provided Airline may offer such benefits to the extent that it is impractical, as determined by it, to impose frequent flyer restrictions on PriceLine Tickets;

               1.2.4 PriceLine customers must agree to (i) make at least one stop or connection on both their departing and return flights, (ii) accept a ticket on any Participating Carrier, and (iii) travel on any flight on the specified date of travel (x) for domestic U.S. flights, during the 6 a.m. - 10 p.m. time period as determined by PriceLine (unless the customer has specified a request to

[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

     include flights departing outside those periods), and (y) for international flights, at any time (i.e., 12:01 a.m. to 11:59 P.M.);

               1.2.5 All PriceLine travel reservations and bookings shall be made without PriceLine customers specifying a preferred (or requested) carrier, flight or time of day travel preference(s) on the specified date(s) of travel;

               1.2.6 All PriceLine Tickets require instant ticketing guaranteed with a major credit card if PriceLine is, at such time, able to provide an airline ticket within the customer's requested price, departure and return date parameters; and

               1.2.7 PriceLine Ticket reservations are limited to no more than eight persons traveling in the same itinerary.

               1.2.8 In any 72-hour period, a PriceLine customer shall be limited to making one offer price for airline ticket(s) for a Trip. A "Trip" is defined as travel between the same airports on the same dates of travel by the persons identified in the previous subparagraph hereof. A PriceLine customer may, within said 72-hour period, make an offer for travel in a different airport pair, in the same airport pair, or on a different date of travel.

               1.2.9 PriceLine Travel, and not the Airline, shall be solely responsible for issuing tickets that comply with section 7275(a) of the Code, or any successor provisions.

          1.3 PriceLine may not change any of the Restrictions established by Airline with respect to a particular fare.

          1.4 The Restrictions will apply to all tickets issued through the PriceLine Service on Airline. Airline may waive, at its own cost and expense, one or more of the Restrictions pursuant to a direct arrangement made by Airline with the applicable customer holding a PriceLine Ticket. On an exception basis where necessary or appropriate to promote customer good will, PriceLine may refund the

[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

price of a PriceLine Ticket pursuant to a direct arrangement made by PriceLine with the applicable customer. PriceLine Shall provide Airline with a monthly report detailing the number and amount of refunded PriceLine Tickets involving air transportation services on Airline. PriceLine shall nonetheless pay Airline for such refunded ticket.

          1.5 The Restrictions will be communicated by PriceLine to the customer via the Internet (or through PriceLine's customer service representatives if the customer contacts PriceLine through its toll free customer service number), and will be set forth on ticketing and/or itinerary documentation issued by PriceLine Travel.

          1.6 All PriceLine Tickets issued for carriage on Airline shall be subject to the published conditions of carriage and the fare rules of Airline. Airline will honor all PriceLine Tickets issued for travel on Airline in accordance with the Restrictions and other rules and conditions established by Airline for PriceLine Tickets, which are set forth in Attachment A hereto, as the same may be supplemented by Airline in its discretion from time to time.

          1.7 The Airline will provide transportation for PriceLine customers in accordance with its general conditions for carriage except as noted in Section
1.2 above. Any special handling procedures will be drafted by the parties and made a supplement hereto.

               PriceLine will provide customers with access to a fully-staffed telephone service center that will respond to any consumer questions and issues pertaining to special handling requirements for PriceLine Tickets, including processing any customer handling requirements as identified and authorized by the Airline.

          1.8 At the request of Airline, PriceLine will, at its own cost and expense, incorporate into the PriceLine Service a "hot link" to the designated Internet site of Airline: provided however, that PriceLine will have a reasonable period of time following any such request to accomplish any system changes, additions or enhancements necessary or appropriate for the inclusion of any such "hot link".


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

ARTICLE 2 CONFIDENTIALITY AND RELATED MATTERS

          2.1 PriceLine and the Airline will each hold in confidence and, without the prior written consent of the other, will not reproduce, distribute, transmit, transfer or disclose, directly or indirectly, in any form, by any means or for any purpose, any Confidential Information of the other. As used herein, the term "Confidential Information" shall mean this Agreement and its subject matter, and information that is provided to or obtained from one party to the other party and that is valuable to the disclosing party, and particularly any information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. The recipient of Confidential Information may only disclose such information to its employees on a need-to-know basis. The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals or extensions hereof, and as otherwise further clarified in Section 2.3 hereof) except to the extent necessary to comply with applicable law or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient.

          2.2 The recipient of Confidential Information will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

          2.3 The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals or extensions hereof) and for a period of three (3) years thereafter, except to the extent such data:

               2.3.1 is or becomes generally available to the public other than as a result of a disclosure by the recipient, or its directors, officers, employees, agents or advisors;

               2.3.2 becomes available to the recipient on a non-confidential basis from a source other than the disclosing party or its affiliated companies,


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

     provided that such source is not bound by any confidentiality obligations to the disclosing party or its affiliated companies (as applicable); or

               2.3.3 is necessary to comply with applicable law or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient.

          2.4 In the event that the recipient becomes legally compelled to disclose any of such Confidential Information by any governmental body or court, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with provisions hereof. In the event that such protective order or other remedy is not obtained, or the disclosing party waives (in writing) compliance with the provisions hereof, recipient will furnish only that portion of such Confidential Material which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.

          2.5 PriceLine will not disclose (including, without limitation, by sale) to any third party information obtained through the PriceLine Service concerning a customer who has acquired a ticket on Airline using the PriceLine Service.

          2.6 PriceLine will not identify the Airline's participation to the bidder in any specific O&D until a customer is booked and confirmed for ticketing. Further, PriceLine will not, in any media, indicate that the Airline is participating or has participated in any specific O&D except to indicate that, as a consumer proposition, a PriceLine customer must accept a routing on one of the major U.S. full service airlines or, in the case of international travel, other airline carriers available through the PriceLine Service. The Airline may be identified, in such case and for definitional purposes, as one of the major U.S. full service airlines. Beyond such identification, PriceLine will not otherwise advertise or promote that Airline is a participant in the PriceLine Program.


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

ARTICLE 3 REPORTING

          3.1 PriceLine will provide the Airline with (i) access to information concerning each ticket issued by PriceLine Travel on the Airline: (ii) aggregate information (i.e. non airline specific) for all tickets Issued by PriceLine Travel in each O&D that the Airline participates with reasonable availability;
(iii) aggregate information for all PriceLine offers not ticketed in each O&D that the Airline participates with reasonable availability; and (iv) information about the Airlines' PriceLine market share in each O & D in which the Airline participates.

          3.2 PriceLine will provide to the Airline the methodology for processing customer offers and selecting a participating carrier to ticket each such offer. These processing procedures may be modified or adjusted from time to time by PriceLine. PriceLine will use its best efforts to provide, in writing, any modifications or adjustments to the processing procedures then in effect within five (5) business days of any such modification or adjustment.

          3.3 PriceLine will provide to the Airline an annual statement by PriceLine's independent accounting firm or other qualified third-party concerning PriceLine's compliance with all reporting and processing procedures in effect from time to time. In addition, commencing six months after the effective date of the Agreement, PriceLine's independent accounting firm will provide to the Airline on a quarterly basis for each quarter ending March 30, June 30, September 30 and December 31, a statement certifying (1) that PriceLine has collected from its customer the correct amount of Section 4261 Taxes and Other Collected Taxes, as defined in Section 11.1, in compliance with all laws, regulation and rules applicable thereto; (2) that PriceLine has properly remitted the correct amount of such collected Section 4261 Taxes to the appropriate government entity or entities and (3) that PriceLine has remitted the correct amount of such Other Collected Taxes to the Airline.

          3.4 Airline may, upon reasonable notice to PriceLine and during normal business hours, audit the financial books and records of PriceLine and the information specified in Sections 3.1 and 3.3 above. Any such audit shall be at the sole cost

[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

and expense of Airline and shall be conducted in a manner that does not unduly disrupt or interfere with the normal business operations of PriceLine.

ARTICLE 4 PROPRIETARY MARKS

          4.1 During the term of this Agreement and thereafter, neither PriceLine nor Airline shall use the other party's trademarks, trade names, service marks, logos, emblems, symbols or other brand identifiers in advertising or marketing materials, unless it has obtained the prior written approval of the other party. The consent required by this Section 4.1 shall extend to the content of the specific advertising or marketing items as well as the placement and prominence of the applicable trademark, trade name, service mark, logo, emblem, symbol or other brand identifier of the other party. PriceLine or Airline, as applicable, shall cause the withholding, discontinuance, recall or cancellation, as appropriate, of any advertising or promotional material not approved in writing by the other party, that differs significantly from that approved by the other party, or that is put to a use or used in a media not approved by the other party.


ARTICLE 5 PRICELINE TICKET RESERVATIONS, BOOKINGS, PAYMENT AND FULFILLMENT

          5.1 Airline will file Unpublished Fares and rules for PriceLine Tickets with the computer reservation system ("CRS") used by PriceLine Travel.

          5.2 PriceLine will determine the price at which tickets are sold based on customer offers received through the PriceLine Service.

          5.3 All Unpublished Fares, as defined in Section 11.1, made available by Airline for sale through the PriceLine Service shall not be commissionable. All such Unpublished Fares shall be exclusive of any domestic federal segment taxes, and any domestic or international government-imposed fuel, departure, arrival, passenger facility, airport, terminal and/or security taxes or surcharges. All such


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

excluded items, however, must be included in the fare displayed or, if not included, displayed, pursuant to the rules established by the Department of Transportation, on- screen in full, by dollar amount, prior to a customer purchasing a ticket, and added to the fare amount collected from the passenger.

          5.4 Upon locating an Unpublished Fare satisfying a PriceLine customer's ticket request, PriceLine Travel shall immediately ticket the customer's ticket price against a valid credit card provided by the PriceLine customer.

          5.5 In all PriceLine Ticket transactions, PriceLine Travel will be the merchant of record and will pay all associated merchant credit card fees. All PriceLine tickets sold on Airline will be settled through the Airline Reporting Corporation ("ARC").

          5.6 All tickets of Airline issued through the PriceLine Service will be issued by PriceLine Travel using Agency ARC: 07-50854-6.

          5.7 From the effective date of this Agreement through the date six months thereafter (the "Six Month Period"), PriceLine shall pay to the Airline the base fare, as defined in Attachment A, and all Section 4261 and Other Collected Taxes, associated with such base fare. In the event of any dispute as to the amount of the Section 4261 and Other Collected Taxes associated with any base fare offered by Airline to PriceLine, the Airline alone shall have the authority to determine the proper amount of such Collected Taxes.

          5.8 After the Six Month Period, PriceLine, through its agent, ARC, shall pay to the Airline the base fare, as defined in Attachment A. and all Other Collected Taxes.

          5.9 Unless otherwise directed by a PriceLine customer, all PriceLine Tickets issued on Airline will be issued electronically. After issuance, PriceLine will promptly forward to the customer a receipt of proof of purchase, contract of carriage on Airline and a copy of the Restrictions (including any additional restrictions imposed by Airline).

[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          5.10 PriceLine will encourage its customers to accept electronic ticketing for all PriceLine Ticket requests by imposing an additional charge for the issuance of paper tickets and maintaining the issuance of electronic tickets as the default option on the PriceLine Service.

          5.11 Subject to the provisions of Section 6.5 above, all PriceLine paper tickets for carriage on Airline will be issued by PriceLine Travel on standard ARC traffic documents and will be validated with Airline's validation in accordance with ARC requirements. The auditor's coupon will show the Airline's base fare and all Section 4261 Taxes and all Other Collected Taxes that are remitted by PriceLine to Airline pursuant to Section 11.2.

          5.12 In the event that PriceLine is unable to fulfill a PriceLine ticket request from Unpublished Fares and seat inventory provided from airlines participating in the PriceLine Service, PriceLine reserves the right to sell tickets on Airline using published fares used by travel agents generally as reflected in CRSs, in accordance with the rules and conditions associated with such fares.


ARTICLE 6 PRICELINE TICKET ALLOCATION METHODOLOGY

          6.1 All airlines participating in the PriceLine Service will be given the first opportunity to fill a customer ticket request based on a formula[**]. If a participating airline fails to respond to ticket request on its designated first look, then PriceLine will allocate the request through a second round of preferred looks[**] for each O&D requested (but excluding the participating airline that failed to fulfill the ticket request on the first look).


ARTICLE 7 PRICELINE CUSTOMER SERVICE; JOINT MARKETING

          7.1 PriceLine will provide 24-hour customer support services to all PriceLine customers through a toll-free number at the customer support center



[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

designated by PriceLine from time to time. The customer support center will be adequately staffed with personnel trained to take PriceLine Ticket requests by phone and respond to all customer inquiries for related service and support.

          7.2 PriceLine will use commercially reasonable efforts to ensure that its customer service representatives provide quality customer service and support to PriceLine customers in a prompt, reliable and courteous manner.

          7.3 PriceLine will promptly respond to PriceLine customer questions and issues pertaining to special handling requirements for PriceLine Tickets, including processing any special customer handling requirements in respect of PriceLine Tickets issued on Airline.

ARTICLE 8           TERM OF AGREEMENT

          8.1 This Agreement will commence on the date set forth on the first page of this Agreement and may be terminated by the Airline or PriceLine upon thirty (30) days prior written notice to the other party except that, in the event PriceLine fails to pay any sum due hereunder on the due date, Airline may terminate this Agreement immediately. The obligations of the parties under Articles 2, 3 and 9 of this Agreement shall indefinitely survive the expiration or termination of this Agreement.

          8.2 If any sum due to be paid hereunder is not paid on the due date, or if, after the Six Month Period referenced in Section 5.7, Airline reasonably believes that PriceLine has not put into place appropriate tax and other procedures to enable PriceLine to remit the Collected Taxes, as defined in
Section 11.1, to the Internal Revenue Service, or other appropriate governmental entity, or if Airline has not received, in a timely manner, any of the certifications from PriceLine's independent accounting firm as required by
Section 3.3. Airline may, upon notice to PriceLine, terminate this Agreement immediately.


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          8.3 In the event of written notice of termination of this Agreement in accordance with the terms of this Article, all PriceLine tickets issued and paid for prior to the effective date of termination specified in such notice will be accepted by the Airline under the terms of this Agreement.


ARTICLE 9 INDEMNIFICATION

          9.1 PriceLine Travel and PriceLine Inc. will jointly and severally indemnify, defend and hold harmless Airline, its officers, directors, employees and agents, from and against all damages, losses and causes of action including, without limitation, failure to properly promote or advertise any fare, damage to property or bodily injury, to the extent caused by PriceLine Inc.'s or PriceLine Travel's breach of this Agreement or the ARC Agent Reporting Agreement, or any failure to assess, collect or, as provided herein, pay over to Airline or an appropriate government entity or entities any sums due to be paid hereunder, or by the negligence or willful acts of any of the parties named above or any of their respective employees or agents.

          9.2 Airline will indemnify, defend and hold harmless PriceLine, Inc. and PriceLine Travel, and their respective officers, directors, employees and agents from and against all damages, losses and causes of action including, without limitation, damage to property or bodily injury, to the extent caused by the Airline's breach of this Agreement or by the negligence or willful acts of the Airline or any of its employees or agents.


ARTICLE 10 NO EXCLUSIVITY

          10.1 The relationship by and among Airline, PriceLine Inc. and PriceLine Travel as set forth in this Agreement shall be non-exclusive. As such, Airline may participate in other programs similar to the PriceLine Service.


ARTICLE 11 TAXES AND THE PAYMENT THEREOF


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          11.1 PriceLine shall be responsible for collecting (1) any taxes pursuant to Section 4261 of the Code ("Section 4261 Taxes") on any amounts paid by the customers of PriceLine to PriceLine and (2) any passenger facility charges, stamp taxes, excise taxes (including segment fees), value added taxes (in the nature of a sales or use tax), gross receipts taxes (in the nature of a sales or use tax), APHIS user fees, U.S. Custom user fees, U S. Immigration user fees, security charges, and any other taxes and/or user fees imposed by any domestic or foreign governmental entity on a per passenger basis ("Other Collected Taxes") on any amounts paid by the customers of PriceLine to PriceLine.

          11.2 During the Six Month Period, PriceLine shall remit and be responsible for remitting to the Airline, any Section 4261 Taxes and any Other Collected Taxes on any amounts paid by the customers of PriceLine to PriceLine with one exception as follows: PriceLine shall not remit to the Airline any
Section 4261 Taxes or any Other Collected Taxes on any amount charged to and paid by the customers of PriceLine in excess of the base fare (and Airline shall not, accordingly, have any obligation to pay such portion of the Section 4261 Taxes or any Other Collected Taxes to the appropriate government agency). During such Six Month Period, the Airline shall remit, and be responsible for remitting, to the appropriate governmental agencies all Section 4261 Taxes and any Other Collected Taxes received by the Airline from PriceLine pursuant to this paragraph. During such Six Month Period, PriceLine shall remit, and be responsible for remitting, to the appropriate governmental agencies, all
Section 4261 Taxes and all Other Collected Taxes on any amounts paid by the customers of PriceLine in excess of the base fare.

          11.3 After the Six Month Period, PriceLine shall remit, and be responsible for remitting to the appropriate governmental agencies, all Section 4261 Taxes on any amounts paid by the customers of PriceLine to PriceLine. After the Six Month Period, PriceLine shall remit, and be responsible for remitting, to the Airline any Other Collected Taxes on any amounts paid by the customers of PriceLine to PriceLine. The Airline, in turn, shall remit, and be responsible for remitting to the appropriate governmental entity cr entities, all such Other Collected Taxes received by the Airline from PriceLine.

[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          11.4 With the exception of the Airline's obligations set forth in Sections 11.2 and 11.3, PriceLine shall pay and be responsible for all Section 4261 Taxes and any Other Collected Taxes on any amounts paid by the customers of PriceLine to PriceLine, and related penalties and interest. PriceLine Travel and PriceLine Inc. will jointly and severally indemnify, defend and hold harmless Airline and Its affiliated airlines, and any of the airline's or its affiliated airlines' officers, directors, employees, and agents, from and against any and all assessments or payments of Section 4261 Taxes or Other Collected Taxes on any amounts paid by, or payable by, the customers of PriceLine Travel or PriceLine Inc. and any related penalties and interest. This indemnification specifically includes, but is not limited to, any assessments or payments under Sections 4263, 6651, 6652, 6856, 6662, 6672, or 7275 of the Code, and any
successor provisions, and any related interest. Any payment that PriceLine shall be required to make to or with respect to Airline or its affiliated airlines, or any of the Airline's or its affiliated airlines' officers, directors, employees, and agents, shall be in an amount which, after reduction by the amount of taxes required to be paid in respect of the receipt, accrual or payment of such amount, shall be equal to the payment otherwise required hereunder. The obligations of this Section 11.4 are supplementary of those set forth in Section
9. 1 and shall survive the termination of this Agreement.

          11.5 PriceLine's obligations to pay taxes hereunder shall be collateralized by an Irrevocable Stand-by Letter of Credit ("Letter of Credit") satisfactory in form to Airline and issued by a bank in the continental United States satisfactory to Airline ("Issuing Bank"). Such Letter of Credit shall be kept current and not be permitted to lapse and shall be in the amount of One Million Dollars ($1,000,000), any part of which amount shall be supplemented and replaced if it is drawn upon by Airline, so that the Letter of Credit continues to have a face amount of One Million Dollars ($1,000,000). Such Letter of Credit shall be delivered to Airline within fourteen (14) days from the date of this Agreement.

          Airline may draw upon such Letter of Credit if, at any time, it believes that any sums due to be paid by PriceLine hereunder have not been paid on the due date, by, without more, presenting to the Issuing Bank a certificate signed by


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

an officer of Airline, stating the sum that is due and that such sum has not been paid on the due date.

ARTICLE 12 GENERAL PROVISIONS

          12.1 No waiver or breach of any of the provisions of this Agreement shall be construed as a waiver of any succeeding breach of the same or any other provision.

          12.2 If any paragraph, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of this Agreement as a whole or of any paragraph, sentence or clause hereof not so adjudged.

          12.3 Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally, by facsimile transmission, by reputable overnight courier service or United States mail, postage prepaid, to the addresses shown below or to such other addresses as are specified by similar notice, and shall be deemed received upon personal delivery, upon confirmed facsimile receipt, two (2) days following deposit with such courier service, or three (3) days from deposit in the United States mails, in each case as herein provided:

          If to PriceLine Travel or to PriceLine Inc.:
          Priceline.com Incorporated
          Five High Ridge Park
          Stamford CT 06905
          Attention: Chief Financial Officer
          Phone: 203-705-3027
          Fax: 203-595-8344

          WITH A COPY TO:


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          priceline.com Incorporated
          Five High Ridge Park
          Stamford CT 06905
          Attention: General Counsel

          If to Airline:

          Northwest Airlines, Inc.
          5101 Northwest Drive
          ST. Paul, MN 55111-3034
          Attention: Director Domestic Pricing
          Phone: 612-726-0771
          Fax: 612-727-7110

          WITH A COPY TO:

          Attention: General Counsel
          Mail Stop: A l180

A Party may change its address and the name of its designated recipient of copies of notices for purposes of this Agreement by giving the other parties written notice of the new name and the address, phone and facsimile number of its designated recipient in accordance with this Section 12.3.

          12.4 This Agreement and the Attachments hereto supersede and replace all previous understandings or agreements, whether oral or written, with respect to the subject matter hereof. The captions in this Agreement are for convenience only and do not alter any terms of this Agreement.

          12.5 This Agreement may be amended or modified only by a written amendment executed by the parties.

          12.6 The formation, construction, performance and validity of this Agreement shall be governed by the internal laws of the State of New York. .


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          12.7 This Agreement may be executed in counterparts, each of which shall be deemed an original, and together, shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

          12.8 No party will in any manner or by any device, either directly or indirectly, act in violation of any applicable law, governmental order or regulation. PriceLine Travel shall comply at all times with the provisions of the Airline's tariffs (except where such tariffs are specifically amended by Airline under the terms of this Agreement) and the terms of the Airlines Reporting Corporation (ARC) Agent Reporting Agreement and any addenda thereto.

          12.9 PriceLine agrees to notify the Airline promptly, in writing, in the event there is a change of control in the ownership of PriceLine Inc. For purposes of this Agreement, a "change of control" with respect to a party means
(i) the acquisition by any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act (except an employee group of such party, any of its subsidiaries or a holding company of such party)), of the beneficial ownership of securities representing 20% or more of the combined voting power of the securities entitled to vote generally in the election of the board of directors of such party, or (ii) the sale, mortgage, lease or other transfer of assets or earning power constituting more than 50% of the assets or earning power of such party (other than ordinary course financing); provided that in no event shall a "change of control" be defined to include (i) an initial public offering of shares of a party's capital stock, (ii) the formation by a part of a holding company, or (ii) an intra-corporate transaction with a company under common control with a party. Upon the occurrence of a change of control, any other party may terminate this Agreement on thirty (30) days prior written notice.

          12.10 No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement within the prior written consent of the other parties hereto, which may be withheld in their respective sole discretion.


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          12.11 This Agreement shall not- be deemed to create any partnership or joint venture between Airline and PriceLine, nor to create any rights in favor of any person or entity other than the parties hereto. This Agreement is for the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any other person any legal or equitable rights hereunder.

          12.12 In the event that irreparable damage shall occur in the event any provision of this Agreement is not performed in accordance with the terms hereof, the aggrieved party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

          12.13 Each party has participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          12.14 In the event that either party hereto is prevented from fulfilling any of its obligations under this Agreement for a period not exceeding one hundred twenty (120) consecutive days for a reason beyond its control, including, but not limited to, strikes, lockouts, work stoppages or other labor disputes, riots, civil commotions, acts of God, fire, flood and other weather-related reasons, governmental action or directive (a "Force Majeure Event), such party shall not, by reason of being so prevented, be in breach of this Agreement and such condition shall not be cause of termination by any other party. If a Force Majeure Event continues for a period in excess of one hundred twenty (120) consecutive days as to one party which prevents that party from fulfilling in any material way its obligations under this Agreement to the other party, the other party shall have the right to terminate this Agreement upon thirty (30) days' advance written notice to the other party.


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date indicated above.

AGREED AND ACCEPTED:

NORTHWEST AIRLINES, INC.

By: /s/ J. Timothy Griffin
   ----------------------------
Name: J. Timothy Griffin
     --------------------------
Title: Sr VP Mkt Plng
      -------------------------

priceline.com Incorporated

By: /s/ Jay M. Walker
  -----------------------------
Name: Jay Walker
     --------------------------
Title: Vice Chairman
      -------------------------

PRICELINE TRAVEL, INC.

By: /s/ Jay M.Walker
   ----------------------------
Name: Jay M.Walker
     --------------------------
Title: Vice Chairman
      -------------------------

[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
-------------------------------------------------------------------------------

                                  ATTACHMENT A


The Airline shall maintain and communicate any changes in fares and/or rules to be used by PriceLine. The Airline will file base fares (i.e. not fares) via ATPCO (Airline Tariff Publishing Corporation). The base fare is the Unpublished Fare net of any taxes required to be paid by a customer as part of the purchase of a ticket from PriceLine under Section 4261(a) and 4261(e)(5) of the Code. ATPCO will transmit the base fares to WorldSpan and WorldSpan will add in the
Section 4261 Taxes. These fares will be secured to the PriceLine IATA number.

The Airline may file fare and/or rule changes up to 3 times a day Mon-Fri and once a day on weekends. The Airline will consider PriceLine notified of any changes when WorldSpan has completed loading the ATPCO file. The following chart illustrates the approximate filing times:

Day of week         ATPCO sends file to            Approximate update time in
                    WorldSpan                      WorldSpan
-----------                                        ---------
Mon-Fri             10:00 am                        Noon - 1:00 PM
                    12.30 pm                        2:00 pm - 4:00 pm
                     8:00 pm                        12:30 am (next day)

Sat/Sun              4:00 pm                        12:30 am (next day)


The most current fares and rules may be accessed by PriceLine as authorized by the Airline, through the following CRS entries:

Fares & Rules Display:              4FMSPMIA SR - NW
Pricing Entry:                      4P FSR
                                    4P*FSR (to store fare)
Ticketing Entry:                    Tickets must be issued as Bulk.


[**] = Confidential treatment requested for redacted portion.

AIRLINE PARTICIPATION AGREEMENT
Northwest Airlines, Inc. and PRICELINE
--------------------------------------------------------------------------------

                          Information on how to issue bulk tickets can be found in WorldSp2n under:
                                 Help Bulk
                                 Help Custtkt
                                 Info Bulk










[**] = Confidential treatment requested for redacted portion.

                                  ATTACHMENT B
                           PRICELINE ALLOCATION MODEL
                              Overview and Summary






                                      [**]


















[**] = Confidential treatment requested for redacted portion.